QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated January 23, 2004, relating to the financial statements of Mercantile Bank Texas. appearing in such Prospectus.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ GEORGE MORGAN & SNEED. P.C.

GEORGE, MORGAN & SNEED, P.C.

Weatherford, Texas
July 21, 2005

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTING FIRM